Exhibit 10.26

Loan Agreement between Changzhou City Wujin Best Electronic Cables Co., Ltd., and Wujin Rural Commercial Bank, pursuant to which Wujin Rural Commercial Bank provided a loan with a total amount of RMB1, 450,000. The loan term is from June 28, 2011 to June 20, 2012. The annual interest rate is 8.75% .